------------------------------------------
                                     NEW ENGLAND BUSINESS
                                     SERVICE, INC. PAYROLL STOCK
                                     OWNERSHIP PLAN

                                     Financial Statements for the Years
                                     Ended June 27, 1998 and June 28, 1997 and
                                     Supplemental Schedule as of June 27, 1998 and Independent Auditors' Report

NEW ENGLAND BUSINESS SERVICE, INC.
PAYROLL STOCK OWNERSHIP PLAN

TABLE OF CONTENTS
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                                                                           Page

INDEPENDENT AUDITORS' REPORT                                                1

FINANCIAL STATEMENTS AS OF JUNE 27, 1998 AND JUNE 28, 1997 AND FOR
  THE YEARS THEN ENDED:

  Statements of Net Assets Available for Benefits                           2

  Statements of Changes in Net Assets Available for Benefits                3

  Notes to Financial Statements                                            4-7

SUPPLEMENTAL SCHEDULE AS OF JUNE 27, 1998 -

  Item 27a - Schedule of Assets Held for Investment Purposes                8




Schedules required under the Employee Retirement Income Security Act of 1974, other than the schedule listed above, are omitted because of the absence of the conditions under which the schedules are required.

INDEPENDENT AUDITORS' REPORT


New England Business Service, Inc.
Payroll Stock Ownership Plan:

We have audited the accompanying statements of net assets available for benefits of the New England Business Service, Inc. Payroll Stock Ownership Plan as of June 27, 1998 and June 28, 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the New England Business Service, Inc. Payroll Stock Ownership Plan as of June 27, 1998 and June 28, 1997, and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedule of assets held for investment purposes as of June 27, 1998 is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This schedule is the responsibility of the Plan's management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic 1998 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



/S/Deloitte & Touche, LLP.
----------------------------------
December 18, 1998

NEW ENGLAND BUSINESS SERVICE, INC.
PAYROLL STOCK OWNERSHIP PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
JUNE 27, 1998 AND JUNE 28, 1997
---------------------------------------------------------------------------

                                                              1998      1997
ASSETS:
 Investments, at fair value:
  New England Business Service, Inc. ("NEBS")
  common stock, (5,768 shares in 1998
  and 18,015 shares in 1997)                               $186,027   $474,466
  Equity Mutual Funds                                       271,733       -
  Bond Mutual Funds                                          20,797       -
  Norwest Stable Return GIC Fund (common/collective trust)   67,284       -
                                                           --------   --------

NET ASSETS AVAILABLE FOR BENEFITS                          $545,841   $474,466
                                                           ========   ========

See notes to financial statements.

NEW ENGLAND BUSINESS SERVICE, INC.
PAYROLL STOCK OWNERSHIP PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED JUNE 27, 1998 AND JUNE 28, 1997
-------------------------------------------------------------------------------

                                                             1998        1997
ADDITIONS:
   Interest and dividend income                           $ 19,700    $ 14,393
   Net appreciation in fair value of investments            68,526     120,940
                                                          --------    --------

        Total additions                                     88,226     135,333

DEDUCTIONS:
 Benefits paid to participants                              16,851      13,624
                                                          --------    --------

        Total deductions                                    16,851      13,624
                                                          --------    --------

NET INCREASE                                                71,375     121,709

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                        474,466     352,757
                                                          --------    --------

  End of year                                             $545,841    $474,466
                                                          ========    ========


See notes to financial statements.

NEW ENGLAND BUSINESS SERVICE, INC.
PAYROLL STOCK OWNERSHIP PLAN

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1.  DESCRIPTION OF THE PLAN

The following brief description of the New England Business Service, Inc. Payroll Stock Ownership Plan (the "Plan") provides only general information. Participants should refer to the plan agreement for a more complete description of the Plan's provisions.

General Information - On October 26, 1984, New England Business Service, Inc. ("NEBS" or the "Company") adopted a payroll stock ownership plan. The Plan became effective as of June 25, 1983. An employee automatically becomes eligible for participation in the Plan after completing one year of defined service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan was last amended effective July 1, 1997.

Administration of the Plan - The Plan is administered by the NEBS Retirement Committee (the "Plan Committee"), whose members are appointed by the Board of Directors of the Company. The Trustee of the assets of the plan is Norwest Bank Minnesota, N.A. ("Norwest"). Administrative costs of the Plan have been assumed by the Company.

Company Contributions - Prior to December 31, 1986, the Company made a contribution to the Plan on behalf of each eligible employee. The amount of the contribution was 0.5% of the aggregate eligible pay of employees eligible to participate in the Plan. The contribution consisted of either common stock of the Company or cash which was then converted into shares of common stock of the Company. The Company made contributions in quarterly installments for eligible earnings through December 31, 1986, at which time the Company's contribution requirements under the Plan stopped.

Investment of Contributions - Company contributions are invested in Company common stock. Prior to July 1, 1997, Company contributions could not be transferred to another investment option. In the current year, participants in the plan have the option to move existing investment balances from the Company common stock to any of the following: (1) six mutual funds; (2) fixed income investments such as investment contracts providing a guaranteed interest rate; or (3) any other investments subsequently authorized by the Plan Committee. Dividends, interest and other distributions received in any fund are reinvested in the same Fund.

Vesting - Participants are fully vested with respect to Company contributions made pursuant to the Plan. All forfeitures are used to reduce future employee contributions.

Withdrawals and Distributions - Contributions to the Plan, and earnings thereon, are generally payable at termination of employment due to retirement, disability, death or any other reason. Distribution payments may be made in a cash lump sum, in whole shares of Company common stock held in the employee's account in the Plan with the value of any fractional shares paid in cash, or in installments for a period not to exceed the employee's life expectancy or the joint life expectancies of the employee and beneficiary, up to a maximum of fifteen years. The form of distribution is elected in writing by the employee.

Withdrawals prior to termination of employment are subject to certain limitations and restrictions.

Participants' Accounts - An account is set up in the name of each participant to record Company contributions made on the participant's behalf and other transactions that occur in connection with the employee's participation in the Plan. Each fiscal quarter the participants receive a statement of account listing contributions and the number of shares of Company common stock in the account.

Plan Amendment and Termination - The Company has the right to amend, suspend, or terminate the Plan, but may not do so in a way which would divest a participant of accrued benefits. If the Plan is terminated, the Trustee will distribute all assets held in the Trust, after payment of expenses, in such a manner as the Plan Committee shall determine and as may be required by law, provided, however, that Company common stock held in a participant's account will not be distributed because of termination of the Plan until eighty-four months after the date at which the stock was allocated to the account, unless the participant's employment is terminated sooner, in which case the stock will be distributed without regard to the time elapsed since its allocation.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting - The financial statements of the Plan are prepared on the accrual basis of accounting. Purchases and sales of securities are recorded on the trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

Investments - Investments are stated at fair value based on quoted market prices.

Distributions to Participants - Distributions to participants are recorded when paid.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

3.  INVESTMENTS

Investments that represent 5% or more of net assets available for benefits as of June 27, 1998 and June 28, 1997 are as follows:

                                                             1998       1997

Norwest Stable Return GIC Fund (common/collective trust)   $ 67,284   $   -
Fidelity Contra fund                                         78,496       -
New England Business Service, Inc. common stock             186,027    474,466
Dodge & Cox Balance Fund                                     56,796       -
Vanguard Index Trust 500 Fund                                80,591       -
Norwest Small-Cap Opportunities Fund                         33,411       -

The Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value by $68,526 and $120,940, respectively, as follows:


                                                             1998       1997

At fair value based on quoted market prices:
 Norwest Stable Return GIC Fund (common/collective trust)  $  3,930   $   -
 Fidelity Contrafund                                         10,962       -
 New England Business Service, Inc. common stock             32,022    120,940
 Strategic Income Fund                                          998       -
 Dodge & Cox Balanced Fund                                    2,215       -
 Vanguard Index Trust 500                                    14,921       -
 Norwest Small-Cap Opportunities                              3,628       -
 Euro-Pacific Growth Fund                                      (150)      -
                                                           --------   --------
Total                                                      $ 68,526   $120,940
                                                           ========   ========

The Plan's principal investments include the following:

Norwest Stable Return GIC Fund - A collective investment trust whose underlying investments include guaranteed investment contracts.

Dodge & Cox Balanced Fund - Fund invests in both equity securities and convertible bonds.

Vanguard Index Trust 500 Fund - Fund invests in equity securities of large domestic companies that comprise the Standard & Poor's 500 Index.

Norwest Small-Cap Opportunities Fund - Fund invests solely in investment assets of smaller companies.

Fidelity Contrafund - Fund invests in equity securities of U.S. and foreign issuers, including those in emerging markets.

New England Business Service, Inc. Common Stock - Invests solely in common stock of New England Business Service, Inc.

4.  TAX STATUS OF THE PLAN

The Plan obtained its latest determination letter, dated October 25, 1985, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (the "Code"). The Plan has been amended since receiving that letter. The plan administrator believes that the Plan is currently designed and being operated in compliance with applicable requirements of the Code. Accordingly, no provision for income taxes has been included in these financial statements.


                                 * * * * * *

5.  BY-FUND INFORMATION

Interest and dividend income, contributions, benefits paid and net appreciation for the years ended June 27, 1998 and June 28, 1997 are as follows:

                                                             Net
                                          Interest      Appreciation      Benefits
                                            and         in Fair Value       Paid
                                          Dividend           of              to
                                           Income       Investments     Participants
1998

 Norwest Stable Return GIC Fund           $   -          $ 3,930        $ 1,701
 Fidelity Contrafund                        5,584         10,962            225
 Stock Fund (a)                             4,639         32,022         12,775
 Strategic Income Fund                      1,417            998          1,095
 Dodge & Cox Balanced Fund                  4,341          2,215            363
 Vanguard Index Trust 500 Fund              1,416         14,921            304
 Norwest Small-Cap Opportunities Fund         743          3,628            201
 Euro-Pacific Growth Fund                   1,560           (150)           187
                                          -------        -------        -------
                                          $19,700        $68,526        $16,851
                                          =======        =======        =======

1997

 Stock Fund (a)                            14,393        120,940         13,624
                                          =======       ========        =======


(a) Includes NEBS common stock, money market fund and interest receivable.

NEW ENGLAND BUSINESS SERVICE, INC.
PAYROLL STOCK OWNERSHIP PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
JUNE 27, 1998
---------------------------------------------------------------------------------------------------

     b) Identity of Issue,                c) Description of Investment, Including
        Borrower, Lessor                     Maturity Date, Interest Rate,                          e) Current
a)      or Similar Party                     Collateral and Par or Maturity Value       d) Cost         Value

*    Norwest Stable Return GIC Fund         Collective Trust, 2,597 shares             $  59,458   $  67,284

     Fidelity Contrafund                    Equity Income Mutual Fund, 1,437 shares       58,684      78,496

*    New England Business
         Service, Inc.                      Common stock -  5,768 shares                 144,208     186,028

     Strategic Income Fund                  Bond Income Mutual Fund, 1,047 shares         20,022      20,797

     Dodge & Cox Balanced Fund              Equity Income Mutual Fund, 819 shares         55,437      56,795

     Vanguard Index Trust 500 Fund          Equity Income Mutual Fund, 765 shares         67,761      80,591

*    Norwest Small-Cap Opportunities Fund   Equity Income Mutual Fund, 1,413 shares       31,363      33,411

     Euro-Pacific Growth Fund               Equity Income Mutual Fund, 848 shares         24,228      22,439
                                                                                        --------    --------
                                                                                        $461,161    $545,841
                                                                                        ========    ========


* Represents party-in-interest to the Plan.